Exhibit 99.1

Contact:

Melanie L. Sprowson

Director, Investor Relations

412-429-2454

msprowson@ampcopgh.com

FOR IMMEDIATE RELEASE

CARNEGIE, PA

November 1, 2016

Ampco-Pittsburgh Announces Acquisition of ASW Steel, Inc.

Carnegie, PA, November 1, 2016 — Ampco-Pittsburgh Corporation (NYSE: AP) is pleased to announce the acquisition of ASW Steel, Inc. (“ASW”), a premier specialty steel producer based in Welland, Ontario, Canada. The total purchase price of ASW is approximately $13.1 million, including $3.5 million in cash and assumption of approximately $9.6 million of outstanding indebtedness.

Commenting on the acquisition, John Stanik, Ampco-Pittsburgh’s Chief Executive Officer, said, “I am very pleased to add ASW to the Ampco-Pittsburgh family. This acquisition is a very important element in Ampco-Pittsburgh’s strategic diversification plan. ASW’s proven broad expertise in flexible steel refining methods will provide us with the capabilities to manufacture the additional chemistries needed to expand our reach in the open-die forging market. The transaction also enhances our ability to grow in markets in which we currently participate and to add new markets for customers in the oil and gas, power generation, aerospace, transportation, and construction industries.”

“We are very excited to join the Ampco-Pittsburgh group of companies. ASW has enjoyed a healthy, long-standing relationship with their steel-related facilities. Our combined capabilities will offer forgers, ring rollers, and rolling mills, a high-quality supplier with the broadest range of specialized steel products in the marketplace. Most importantly, however, I see a strong cultural fit. Ampco-Pittsburgh is driven to succeed, and their employees are progressive and service oriented. ASW employees embody the same values and enthusiasm. We cannot wait to get started,” said Tim Clutterbuck, President of ASW Steel, Inc.

ASW, whose annual revenues are approximately CAD 65 million, will be an indirect subsidiary of Union Electric Steel Corporation, a wholly owned operating subsidiary of Ampco-Pittsburgh. Union Electric Steel is a leading producer of forged and cast engineered products for the global steel and aluminum industries.

About Ampco-Pittsburgh Corporation

Ampco-Pittsburgh Corporation, through its operating subsidiary, Union Electric Steel Corporation, is a leading producer of forged and cast rolls for the worldwide steel and aluminum industries, as well as ingot and open die forged products for the oil and gas, aluminum, and plastic extrusion industries. Ampco-Pittsburgh is also a producer of air and liquid processing equipment, primarily custom-engineered finned tube heat exchange coils, large custom air handling systems and centrifugal pumps. The Corporation operates manufacturing facilities in the United States, United Kingdom, Sweden, Slovenia, and China. Sales offices are located in North and South America, Asia, Europe, and the Middle East. Corporate headquarters is located in Carnegie, Pennsylvania.

About ASW Steel, Inc.

ASW Steel, Inc. is a premier specialty steel-making facility located in Welland, Ontario, offering a unique combination of carbon, stainless, and other specialty steelmaking capabilities. Flexible steel refining methods include argon oxygen decarburization, vacuum oxygen decarburization, vacuum degassing, and ladle metallurgical station. ASW Steel’s specialty metals and flexible steel refining methods allow for the production of various high-quality products.

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about sales levels, restructuring, profitability and anticipated synergies, expenses and cash outflows. All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “believe,” “anticipate,” “expect,” “estimate,” “may,” “will,” “should,” “continue,” “plans,” “intends,” “likely,” or other similar words or phrases are generally intended to identify forward-looking statements. Any forward-looking statement contained herein, in other press releases, written statements or documents filed with the Securities and Exchange Commission, or in Ampco-Pittsburgh Corporation communications with and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, regarding expectations with respect to sales, earnings, cash flows, operating efficiencies, product introduction or expansion, the benefits of acquisitions and divestitures or other matters as well as financings and repurchases of debt or equity securities, are subject to known and unknown risks, uncertainties and contingencies. Many of these risks, uncertainties and contingencies are beyond our control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect such forward-looking statements, include, among other things, disruption from the acquisition may make it more difficult to maintain relationships with customers or suppliers; general economic and business conditions, demand for Ampco-Pittsburgh’s goods and services, competitive conditions, interest rate and foreign currency rate fluctuations, availability of key raw materials and unfavorable resolution of claims against the Corporation, as well as those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Ampco-Pittsburgh, particularly our latest annual report on Form 10-K and subsequent filings. Any forward-looking statements in this release speak only as of the date of this release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.